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                          Exhibit I to Amendment No. 2

                  The shares of WACE GROUP PLC which are the Subject of this
Schedule 13G were acquired by various investment funds for which subsidiaries of B.A.T. act as manager and investment adviser and exercise investment discretion. The identity of such subsidiaries is as follows:

                  Allied Dunbar Assurance plc
                  Allied Dunbar Centre
                  Swindon SN1 1EL
                  England

                  Allied Dunbar Unit Trusts plc
                  Allied Dunbar Centre
                  Swindon SN1 1EL
                  England

                  Eagle Star Unit Managers Limited
                  60 St. Mary Axe
                  London EC3A 8JQ
                  England

                  Eagle Pension Funds Limited
                  60 St. Mary Axe
                  London EC3A 8JQ
                  England

         Each of the foregoing subsidiaries is an insurance company for purposes of Item 3 of this Statement.



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